EXHIBIT 23.3


                            [LETTERHEAD OF KPMG LLP]






                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors and Stockholders
AMN Healthcare Services, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 dated November 16, 2001 of AMN Healthcare Services, Inc. of our report dated March 29, 2001, except as to Note 12 which is as of October 18, 2001, relating to the consolidated balance sheets of AMN Healthcare Services, Inc. and subsidiaries, formerly AMN Holding, Inc., (the Company), as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2000, and our report on the related schedule, which reports appear in the registration statement (No. 333-65168) on Form S-1 of AMN Healthcare Services, Inc.


                                                        /s/ KPMG LLP


San Diego, California
November 15, 2001